Exhibit 99.1

VF Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

On May 22, 2019, VF Corporation (“VF”) completed its previously announced separation of its Jeanswear organization and VF OutletTM businesses, which was accomplished by the distribution of one hundred percent (100%) of the outstanding common stock of Kontoor Brands, Inc. (“Kontoor Brands”) to VF stockholders as of the close of business on May 10, 2019, the record date for the distribution (the “Distribution”). VF shareholders received one share of Kontoor Brands common stock for every seven shares of VF common stock. Kontoor Brands is now an independent, publicly traded company under the ticker “KTB” on the New York Stock Exchange. In connection with the separation, Kontoor Brands transferred $1 billion of cash to VF and its subsidiaries.

The following unaudited pro forma condensed consolidated statements of income for the year ended March 30, 2019, for the three months ended March 31, 2018, and for the years ended December 30, 2017 and December 31, 2016 reflect the results of operations as if the Distribution had occurred on January 1, 2016 and the related cash transferred by Kontoor Brands on April 1, 2018. The unaudited pro forma condensed consolidated balance sheet as of March 30, 2019 assumes that the Distribution occurred as of March 30, 2019. The unaudited pro forma condensed consolidated financial information should be read together with VF’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the year ended March 30, 2019.

The unaudited pro forma condensed consolidated financial statements are presented based on information currently available, are intended for informational purposes, are not intended to represent what VF’s consolidated statements of income and balance sheet actually would have been had the separation occurred on the dates indicated above and do not reflect all actions that may be undertaken by VF after the Distribution and disposition of Kontoor Brands. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of VF’s results of operations and financial position for any future period.

The “Historical VF (as reported)” column in the unaudited pro forma condensed consolidated financial statements reflects VF’s historical condensed consolidated financial statements for the periods presented and does not reflect any adjustments related to the separation and related transactions.

The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated statements of income was derived from VF’s consolidated financial statements and related accounting records for the year ended March 30, 2019, for the three months ended March 31, 2018, and for the years ended December 30, 2017 and December 31, 2016, and reflects the results of the Jeanswear organization and VF OutletTM businesses, adjusted to include costs directly attributed to the Jeanswear organization and VF OutletTM businesses and to exclude corporate overhead costs that were previously allocated to the Jeanswear organization and VF OutletTM businesses for each period. The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated balance sheet was derived from VF’s consolidated financial statements and the related accounting records as of March 30, 2019, adjusted to include certain assets and liabilities that were transferred to Kontoor Brands pursuant to the separation and distribution agreement. Beginning in the first quarter of fiscal 2020, the Jeanswear organization and VF OutletTM businesses’ historical financial results for periods prior to the Distribution date will be reflected in the Company’s consolidated financial statements as a discontinued operation.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma condensed consolidated financial statements was based on available information and assumptions that VF management believes are reasonable, that reflect the impacts of events directly attributable to the separation and related transactions that are factually supportable, and for purposes of the condensed consolidated statements of income, are expected to have a continuing impact on VF. The pro forma adjustments may differ from those that have been or will be calculated to report the Jeanswear organization and VF OutletTM businesses as a discontinued operation in VF’s historical and future filings, and do not reflect future events that may occur after the separation, including potential selling, general and administrative dis-synergies and the expected charges or the expected realization of any cost savings or other synergies.

VF Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended March 30, 2019

(In thousands, except per share amounts)	Historical VF (as reported)	Discontinued Operations (A)	Pro Forma Adjustments (B)	Pro Forma VF
Net revenues	$13,848,660	$(2,689,256)	$—	$11,159,404
Costs and operating expenses
Cost of goods sold	6,827,481	(1,598,403)	—	5,229,078
Selling, general and administrative expenses	5,345,339	(751,598)	—	4,593,741

Total costs and operating expenses	12,172,820	(2,350,001)	—	9,822,819

Operating income	1,675,840	(339,255)	—	1,336,585
Interest expense, net	(85,425)	(5,105)	22,686	(67,844)
Other income (expense), net	(63,011)	3,836	—	(59,175)

Income from continuing operations before income taxes	1,527,404	(340,524)	22,686	1,209,566
Income taxes	268,400	(71,247)	5,620	202,773

Net income from continuing operations	1,259,004	(269,277)	17,066	1,006,793
Income (loss) from discontinued operations, net of tax	788	—	—	788

Net Income	$1,259,792	$(269,277)	$17,066	$1,007,581

Earnings (loss) per common share - basic
Continuing operations	$3.19			$2.55
Earnings (loss) per common share - diluted
Continuing operations	$3.14			$2.51
Weighted average number of shares outstanding
Basic	395,189			395,189
Diluted	400,496			400,496

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

VF Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2018

(In thousands, except per share amounts)	Historical VF (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Pro Forma VF
Net revenues	$3,045,446	$(656,074)	$—	$2,389,372
Costs and operating expenses
Cost of goods sold	1,506,335	(364,038)	—	1,142,297
Selling, general and administrative expenses	1,229,046	(158,619)	—	1,070,427

Total costs and operating expenses	2,735,381	(522,657)	—	2,212,724

Operating income	310,065	(133,417)	—	176,648
Interest expense, net	(21,165)	(917)	—	(22,082)
Other income (expense), net	5,233	1,198	—	6,431

Income from continuing operations before income taxes	294,133	(133,136)	—	160,997
Income taxes	32,969	(25,461)	—	7,508

Net income from continuing operations	261,164	(107,675)	—	153,489
Income (loss) from discontinued operations, net of tax	(8,371)	—	—	(8,371)

Net Income	$252,793	$(107,675)	$—	$145,118

Earnings (loss) per common share - basic
Continuing operations	$0.66			$0.39
Earnings (loss) per common share - diluted
Continuing operations	$0.65			$0.38
Weighted average number of shares outstanding
Basic	395,253			395,253
Diluted	401,276			401,276

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

VF Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 30, 2017

(In thousands, except per share amounts)	Historical VF (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Pro Forma VF
Net revenues	$11,811,177	$(2,774,920)	$—	$9,036,257
Costs and operating expenses
Cost of goods sold	5,844,941	(1,591,393)	—	4,253,548
Selling, general and administrative expenses	4,453,207	(670,478)	—	3,782,729

Total costs and operating expenses	10,298,148	(2,261,871)	—	8,036,277

Operating income	1,513,029	(513,049)	—	999,980
Interest expense, net	(85,880)	(1,458)	—	(87,338)
Other income (expense), net	(10,654)	3,354	—	(7,300)

Income from continuing operations before income taxes	1,416,495	(511,153)	—	905,342
Income taxes	695,286	(142,646)	—	552,640

Net income from continuing operations	721,209	(368,507)	—	352,702
Income (loss) from discontinued operations, net of tax	(106,286)	—	—	(106,286)

Net Income	$614,923	$(368,507)	$—	$246,416

Earnings (loss) per common share - basic
Continuing operations	$1.81			$0.88
Earnings (loss) per common share - diluted
Continuing operations	$1.79			$0.87
Weighted average number of shares outstanding
Basic	399,223			399,223
Diluted	403,559			403,559

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

VF Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 31, 2016

(In thousands, except per share amounts)	Historical VF (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Pro Forma VF
Net revenues	$11,026,147	$(2,851,903)	$—	$8,174,244
Costs and operating expenses
Cost of goods sold	5,589,923	(1,627,023)	—	3,962,900
Selling, general and administrative expenses	3,901,122	(639,532)	—	3,261,590
Impairment of goodwill and intangible assets	79,644	—	—	79,644

Total costs and operating expenses	9,570,689	(2,266,555)	—	7,304,134

Operating income	1,455,458	(585,348)	—	870,110
Interest expense, net	(85,546)	(1,155)	—	(86,701)
Other income (expense), net	(85,196)	2,428	—	(82,768)

Income from continuing operations before income taxes	1,284,716	(584,075)	—	700,641
Income taxes	205,862	(158,495)	—	47,367

Net income from continuing operations	1,078,854	(425,580)	—	653,274
Income (loss) from discontinued operations, net of tax	(4,748)	—	—	(4,748)

Net Income	$1,074,106	$(425,580)	$—	$648,526

Earnings (loss) per common share - basic
Continuing operations	$2.59			$1.57
Earnings (loss) per common share - diluted
Continuing operations	$2.56			$1.55
Weighted average number of shares outstanding
Basic	416,103			416,103
Diluted	422,081			422,081

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

VF Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 30, 2019

(In thousands, except share amounts)	Historical VF (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Notes	Pro Forma VF
ASSETS
Current assets
Cash and cash equivalents	$543,011	$(97,892)	$382,948	(B)	$828,067
Accounts receivable, net	1,708,796	(242,941)	—		1,465,855
Inventories	1,943,030	(510,370)	—		1,432,660
Other current assets	478,620	(44,827)	—		433,793

Total current assets	4,673,457	(896,030)	382,948		4,160,375
Property, plant and equipment, net	1,057,268	(142,091)	—		915,177
Intangible assets, net	2,024,277	(51,913)	—		1,972,364
Goodwill	1,754,884	(213,570)	—		1,541,314
Other assets	846,899	(73,693)	1,236	(C)	774,442

Total assets	$10,356,785	$(1,377,297)	$384,184		$9,363,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$670,318	$(5,995)	$(650,000)	(B)	$14,323
Accounts payable	694,733	(113,866)	—		580,867
Accrued liabilities	1,296,553	(139,905)	44,689	(C)	1,201,337

Total current liabilities	2,661,604	(259,766)	(605,311)		1,796,527
Long-term debt	2,115,884	—	—		2,115,884
Other liabilities	1,280,781	(50,297)	—		1,230,484

Total liabilities	6,058,269	(310,063)	(605,311)		5,142,895

Stockholders’ equity

Total stockholders’ equity	4,298,516	(1,067,234)	989,495	(D)	4,220,777

Total liabilities and stockholders’ equity	$10,356,785	$(1,377,297)	$384,184		$9,363,672

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated statements of income for the year ended March 30, 2019, for the three months ended March 31, 2018, and for the years ended December 30, 2017 and December 31, 2016 and the unaudited pro forma condensed consolidated balance sheet as of March 30, 2019, include the following adjustments:

(A)

Reflects the discontinued operations of VF’s Jeanswear organization and VF OutletTM businesses, including the associated assets, liabilities, equity and results of operations and the non-recurring costs, primarily consisting of professional fees, that were directly related to the separation. Certain general corporate overhead expenses that were not specifically related to the Jeanswear organization and VF OutletTM businesses were excluded, as they did not meet the discontinued operations criteria.

(B)

Reflects the cash distribution received from Kontoor Brands in connection with the separation, net of repayment of short-term commercial paper borrowings as of April 1, 2018 and related interest expense in the year ended March 30, 2019.

(C)

Reflects the expected additional separation-related costs incurred subsequent to March 30, 2019 and the applicable deferred tax effects, using a blended income tax rate. These estimated costs primarily relate to non-recurring professional fees directly related to the separation.

(D)	Reflects the impact to VF’s total stockholders’ equity from pro forma adjustments described in notes (B) and (C) above.